Ryder Names Chief Operating Officer and New Chief Financial Officer • Industry veteran John J. Diez named to top operations role • Ryder finance and accounting leader Cristina Gallo-Aquino takes over top financial position MIAMI, December 16, 2024—Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, today announces the appointment of John J. Diez to president and chief operating officer (COO), effective January 1, 2025. In this new role, Mr. Diez will continue to report to Ryder Chairman and Chief Executive Officer Robert E. Sanchez with responsibility for the general management of all business operations of Ryder’s three business segments. In addition, Cristina Gallo-Aquino, most recently senior vice president, controller, and principal accounting officer since August 2020, has been promoted to succeed Mr. Diez as executive vice president and chief financial officer (CFO), effective January 1, 2025. In this role, Ms. Gallo- Aquino will oversee all of Ryder’s financial management functions, including finance and accounting, treasury, tax, audit, investor relations, and continue to serve as principal accounting officer. “At Ryder, we have a commitment to talent development at all levels in our organization. This includes providing leadership opportunities in positions that broaden our team’s capabilities through rotational assignments, as well as providing roles of increasing responsibility that contribute to the long-term progress and stability of our company,” says Mr. Sanchez. “These appointments are an example of that commitment. Both executives bring a powerful combination of industry knowledge to their new roles, complemented by a deep understanding of Ryder’s overall business operations and how our business units collaborate.” During his 22-year tenure at Ryder, Mr. Diez has held a variety of senior business and financial management roles with increasing responsibility. Prior to his current role serving as the company’s executive vice president and chief financial officer (CFO) since May 2021, he was president of Ryder’s FMS business, leading all areas of global fleet operations, as well as president of the company’s DTS business unit where he led strong revenue growth and improved business returns. Ms. Gallo-Aquino joined Ryder in 2004 and has extensive financial and accounting experience. Prior to her current role, she served as vice president and chief financial officer for the company’s FMS business unit and vice president and corporate controller. NOTE: Headshots of Mr. Diez and Ms. Gallo-Aquino are available in the Ryder Newsroom and via BusinessWire. About Ryder System, Inc. Ryder System, Inc. (NYSE: R) is a fully integrated port-to-door logistics and transportation company. It provides supply chain, dedicated transportation, and fleet management solutions, including warehousing and distribution, contract manufacturing and packaging, e-commerce fulfillment, last-mile delivery, managed transportation, professional drivers, freight brokerage, nearshoring solutions, full-service leasing, maintenance, commercial truck rental, and used vehicle sales to some of the world’s most-recognized brands. Ryder provides services throughout the United States, Mexico, and Canada. In addition, Ryder manages nearly 250,000 commercial vehicles, services fleets at 760 maintenance locations, and operates nearly 300 warehouses encompassing more than 100 million square feet. Ryder is regularly recognized for its industry- leading practices; technology-driven innovations; corporate responsibility; environmental management; safety, health and security programs; military veteran recruitment initiatives; and the hiring of a diverse workforce. www.ryder.com Media Contact: Amy Federman, afederman@ryder.com Investor Relations Contact: Calene Candela, ccandela@ryder.com Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. ryder-financial